                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   CONTROL DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            RALPH W. BEHA
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

(CONTROL DATA LOGO)

                         NOTICE OF 1995 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                           CONTROL DATA SYSTEMS, INC.
                          4201 LEXINGTON AVENUE NORTH
                       ARDEN HILLS, MINNESOTA 55126-6198

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                              FRIDAY, MAY 12, 1995

To Our Stockholders:

    The 1995 Annual Meeting of Stockholders of Control Data Systems, Inc., will be held on Friday, May 12 , 1995, at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

    1.  Elect six Directors.

    2. Approve appointment of KPMG Peat Marwick LLP as Company's independent auditors.

    These items are more fully described in the following pages of the Proxy Statement. Stockholders of record at the close of business on March 14, 1995, will be entitled to vote at the Meeting and any adjournments of the Meeting.

                                          By Order of the Board of Directors,

                                                      [SIGNATURE]

                                          Ralph W. Beha
                                          GENERAL COUNSEL AND SECRETARY

Dated: March 27, 1995

                            YOUR VOTE IS IMPORTANT.

                    PLEASE DATE AND SIGN ENCLOSED PROXY CARD
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTROL DATA LOGO)

                                                    Control Data Systems, Inc.
                                                    4201 Lexington Avenue North
                                                    Arden Hills, MN 55126-6198

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1995

                            ------------------------

    BACKGROUND. Control Data Systems, Inc. ("Control Data" or "the Company") was established through the transfer by Ceridian Corporation of its Computer Products business to the Company and Ceridian's subsequent immediate spin-off, in July of 1992, of the Company to Ceridian's stockholders as a stock dividend. Since August, 1992 the Common Stock of the Company has been traded on the Nasdaq National Market System. This Proxy Statement is being furnished in connection with the third annual meeting of the Company's stockholders since the spin-off.

    SOLICITING OF PROXY. The Company's Board of Directors is soliciting the accompanying Proxy for use at the Annual Meeting of Stockholders of Control Data to be held on May 12, 1995, and at any adjournments thereof. This Proxy Statement and the related Proxy and Notice of Annual Meeting are being mailed to stockholders beginning on or about March 27, 1995.

    PROXY VOTING PROCEDURES. A Proxy Card is enclosed. In order to register your vote, please complete, date and sign the Proxy Card and return it in the envelope supplied. A Proxy may be revoked at any time before it is exercised by filing a written revocation with the Company's Secretary, by delivering to the Company's Secretary a new written proxy, or by attending the Meeting and voting in person.

    When stock is registered in the name of more than one person, EACH such person must sign the Proxy. If the stockholder is a corporation, the Proxy must be signed in its corporate name by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian, custodian or in any other representative capacity, the signer's full title must be given.

    Shares represented by a properly executed Proxy received by Control Data prior to the Meeting and not revoked will be voted in accordance with the instructions of the stockholder or, if no instructions are indicated, they will, subject to the following, be voted in accordance with the recommendations of the Board of Directors. If a stockholder abstains from voting as to any item, then the shares held by such stockholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such item, but such shares shall not be deemed to have been voted in favor of such item. Therefore, abstentions as to an item will have the same effect as votes against such item. If a broker returns any "nonvotes," indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on such item, then the shares covered by such nonvotes shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such item.

    RECORD DATE AND QUORUM Stockholders are entitled to one vote for each share of Control Data Common Stock, $.01 par value, they hold of record as of the close of business on March 14, 1995. Holders are not entitled to cumulative voting rights in the election of directors. On the March 14, 1995 record date, 12,653,502 shares of Control Data Common Stock were outstanding. A quorum (a majority of the outstanding shares) must be represented at the Meeting in person or by Proxy to transact business.

                 STOCKHOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

    CERTAIN BENEFICIAL OWNERS. The following table shows information concerning each person who to the best of Control Data's knowledge, was the beneficial owner of more than 5% of Control Data Common Stock as of March 14, 1995.

                                                                                      AMOUNT AND
                                                                                       NATURE OF         PERCENT OF
                     NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP       CLASS
-------------------------------------------------------------------------------  ---------------------  -------------
State of Wisconsin Investment Board (1)........................................         1,255,000              9.9%
  PO Box 7842
  Madison, WI 53707
Harris Associates Investment Trust (2).........................................         1,014,000              8.0%
  Series Designated The Oakmark Fund
  Two North LaSalle Street, Suite 500
  Chicago, IL 60602
Ark Asset Management Co., Inc. (3).............................................           903,388              7.1%
  One New York Plaza
  New York, NY 10004
Peter Cundill & Associates (Bermuda) Ltd. (4)..................................           691,300              5.5%
  15 Alton Hill
  Southampton SN 01
  Bermuda

------------------------
(1)  Represents sole power to vote and dispose of all 1,255,000 shares.

(2)  Represents sole power to vote and dispose of all 1,014,000 shares.

(3) Represents sole power to vote 702,163 shares and sole power to dispose of 867,988 shares.

(4) Peter Cundill & Associates (Bermuda) Ltd. ("PCA"), an investment advisor, has advised the Company that all of the shares listed are held by investment advisory clients, none of which has an interest in more than 5% of the Company's outstanding stock. PCA has shared voting and sole dispositive power over such shares. Peter Cundill Holdings (Bermuda) Ltd. ("Holdings"), which owns a controlling portion of the outstanding stock of PCA, and F. Peter Cundill, who owns a controlling portion of the outstanding stock of Holdings, may be deemed to share voting and dispositive power over all of such shares.

    MANAGEMENT STOCKHOLDINGS. The following table shows the Control Data Common Stock beneficially owned by each current Control Data director, each current or former executive officer named in the Summary Compensation Table and by all current directors and executive officers as a group as of March 14, 1995.

                                                AMOUNT AND
                                                 NATURE OF          PERCENT OF
        NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP       CLASS
----------------------------------------  -----------------------   ----------
W. Donald Bell..........................           16,664              0.1%
Grant A. Dove...........................           16,664              0.1%
Marcelo A. Gumucio......................           16,664              0.1%
W. Douglas Hajjar.......................           41,664              0.3%
Keith A. Libbey.........................           16,914              0.1%
James E. Ousley.........................          251,693              2.0%
Michael Caglarcan.......................              -0-               *
Joseph F. Killoran......................           62,326              0.5%
Dieter Porzel...........................           54,933              0.4%
Ruth A. Rich............................           69,160              0.5%
All current directors and executive
  officers as a group (9 persons).......          546,682              4.3%

------------------------
 *   Less than 0.1%

(1) Except as otherwise noted, each person or group named in the table has sole power to vote and dispose of all shares listed for such person or group. Shares not currently outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of March 14, 1995, or within 60 days of such date (on or before May 13, 1995), are treated as also outstanding only when determining the amount and percent owned by such person or by the group. Such additional shares so considered outstanding are as follows: Mr. Bell, 16,664 shares; Mr. Dove, 16,664 shares; Mr. Gumucio, 16,664 shares; Mr. Hajjar, 16,664 shares, Mr. Libbey, 16,664 shares; Mr. Ousley, 251,677 shares; Mr. Killoran, 60,733 shares; Mr. Porzel, 54,933 shares; Ms. Rich, 68,230 shares; all current directors and executive officers as a group, 518,893 shares.

                                 ITEM NUMBER 1
                             ELECTION OF DIRECTORS

GENERAL INFORMATION

    In accordance with the Company's Bylaws, the Board of Directors has set the number of directors at six. The Board has nominated the six current members as the slate recommended for election at the 1995 Annual Meeting. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW. The election of directors is decided by a plurality of the votes cast.

    Directors elected at the 1995 Meeting will hold office until the next Annual Meeting and until their successors are duly chosen and qualify, or until their earlier resignations or removal. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the Proxy Cards returned will be voted for such substitute nominees unless an indication to the contrary is noted on the Proxy Card.

                                                                                                              DIRECTOR
           NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION                   AGE       SINCE
--------------------------  ---------------------------------------------------------------------     ---     ---------
W. DONALD BELL              W. Donald Bell is the founder, President and Chief Executive  Officer     57       August
                             of  Bell Microproducts, Inc., a distribution company specializing in               1992
                             semiconductors, computer products,  and manufacturing services.  Mr.
                             Bell founded Bell Microproducts, Inc. in 1988.

GRANT A. DOVE               Grant  A.  Dove  is a  Managing  Partner of  Technology  Strategies &     66       August
                             Alliances, a  strategic planning  and investment  banking firm.  Mr.               1992
                             Dove  joined  TS&A  in  1991. From  1987-1992,  Mr.  Dove  served as
                             Chairman   of   the   Board   and   Chief   Executive   Officer   of
                             Microelectronics  and Computer Technology  Corporation (MCC), and is
                             currently Chairman and  a director  of MCC.  He is  Chairman of  the
                             Board  and a director of  OPTEK Technology, Inc. Mr.  Dove is also a director of  Western  Company  of  North  America,  US  West,  Inc.,
                             Pinpoint Communications, Inc. and Networth, Inc.

MARCELO A. GUMUCIO          Marcelo  A. Gumucio  is the  President, Chairman  and Chief Executive     57       August
                             Officer  of  Memorex  Telex,  N.V.,  an  international  organization               1992
                             engaged  in the  development and distribution  of computer networks, storage products and related support services as part of  integrated solutions.  Mr. Gumucio joined Memorex Telex, N.V. in 1992. Prior to joining Memorex Telex, N.V., Mr.  Gumucio was President of  Gumucio,
                             Burke  & Associates, a  private investment firm  he founded in 1990.
                             Mr. Gumucio was President, Chief Operating Officer and member of the
                             Board of Directors of  Cray Research, Inc. from  March 1988 to  July
                             1990. Mr. Gumucio is also a director of Memorex Telex, N.V.

                                                                                                              DIRECTOR
           NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION                   AGE       SINCE
--------------------------  ---------------------------------------------------------------------     ---     ---------
W. DOUGLAS HAJJAR           W.  Douglas Hajjar was Vice Chairman of Cadence Design Systems, Inc.,     47       August
                             an electronic  design automation  vendor, from  December 1991,  when               1992
                             Cadence  Design Systems, Inc. completed  its merger with Valid Logic
                             Systems Inc.,  to May  1994. From  September 1987  through  December
                             1991,  Mr. Hajjar was Chairman and  Chief Executive Officer of Valid
                             Logic  Systems,  Inc.  Mr.  Hajjar  is  also  a  director  of  Frame
                             Technology Corporation.

KEITH A. LIBBEY             Keith A. Libbey is a member and Chairman of the Board of Fredrikson &     57       August
                             Bryon,  P.A.,  a law  firm  with principal  offices  in Minneapolis,               1992
                             Minnesota.

JAMES E. OUSLEY             James E. Ousley has been President and Chief Executive Officer of the     49       August
                             Company since the  establishment of  the Company  as an  independent               1992
                             public  company  through  the  transfer  of  Ceridian  Corporation's
                             Computer Products business to  the Company and subsequent  immediate spin-off  of the Company from Ceridian  effective July 31, 1992. Mr.
                             Ousley was President of Ceridian's Computer Products business  since
                             April  1989  and  was  Executive  Vice  President  of  Ceridian from
                             February 1990 until the spin-off  of the Company. From January  1989 to  April 1989, Mr.  Ousley was Vice  President, Marketing and Sales
                             for Ceridian's Computer Products business and prior thereto he  held various  positions with Ceridian.  Mr. Ousley is  also a director of
                             Memorex-Telex N.V.

    Any stockholder who intends to make a nomination at an annual meeting must deliver, not less than 50 nor more than 75 days prior to the particular annual meeting, a notice to Control Data's Corporate Secretary setting forth: the name and address of the stockholder who intends to make the nomination; the class and number of shares of stock of the Company which are beneficially owned by the stockholder; the name, age, business address and residence address of each nominee being proposed by the stockholder; the principal occupation or employment of each nominee; the class and number of shares of stock of the Company which are beneficially owned by each nominee; such other information concerning each nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and a signed consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably by required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

BOARD AND BOARD COMMITTEE MEETINGS

    The Company's Board of Directors held five Board meetings in fiscal year 1994. The standing committees of the Board of Directors include the Audit Committee and the Compensation Committee. No director missed more than one meeting of the Board of Directors and none missed meetings of Board committees on which the director served. The Board does not have a standing nominating or similar committee.

    AUDIT COMMITTEE. The Audit Committee held two meetings in fiscal year 1994. Committee members are Mr. Libbey (Chair) and Mr. Dove. The Committee reviews Control Data's annual financial statements; makes recommendations regarding Control Data's independent auditors and scope of auditor services; reviews the adequacy of accounting and audit policies, compliance assurance procedures and internal controls; reviews nonaudit services performed by auditors to maintain auditors' independence; and reports to the Board of Directors on disclosure adequacy and adherence to accounting principles. The Audit Committee also appoints the Company's Retirement Committee which is responsible for administering the Company's qualified U.S. retirement plans.

    COMPENSATION COMMITTEE. The Compensation Committee held three meetings in fiscal year 1994. Committee members are Mr. Hajjar (Chair) and Mr. Bell. The Committee reviews compensation philosophy and major compensation and benefits programs for executives; administers certain stock plans; and approves executive officers' and directors' compensation.

DIRECTOR COMPENSATION

    Officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any of its committees. Directors who are not employees of the Company receive an annual retainer fee of $16,000 ($17,000 if chairman of a Board committee) and $1,000 for each Board or Board committee meeting attended.

    Under the Company's 1992 Equity Incentive Plan, directors who are not employees of the Company are also eligible for stock options. As specified in the Plan, an option for 25,000 shares of the Company's Common Stock is granted to each such non-employee-director when such director first assumes office as a director. The Plan also provides for the annual grant of an option for 5,000 shares to each non-employee director upon the director's reelection to the Board. The exercise price for an option granted to a non-employee director is the fair market value of a share of the Common Stock as of the date the option is granted. Each option is a nonqualified stock option, expires ten years after the date it is granted and becomes exercisable as to one-third of the shares subject to the option on each of the succeeding three anniversaries of the option grant. If a non-employee director ceases to be a director of the Company for reasons other than death or disability, any portion of an option not yet exercisable at such time will be forfeited, and the portion of the option then exercisable will remain exercisable for 90 days.

    In November 1994, Mr. Hajjar entered into a consulting agreement with the Company pursuant to which he may be called upon, at mutually agreed times, to advise the Company on various matters related to the Company's business plans and restructuring plans. Mr. Hajjar receives $2,000 per day for such consulting. During fiscal 1994, $2,000 was paid to Mr. Hajjar under this agreement.

CERTAIN BUSINESS RELATIONSHIPS

    Mr. Libbey is a member and Chairman of the Board of Fredrikson & Byron, P.A. Fredrikson & Byron, P.A. is regularly retained to provide legal services to the Company.

                                 ITEM NUMBER 2
                       APPROVAL OF SELECTION OF AUDITORS

    Upon recommendation of its Audit Committee, the Company's Board has selected KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for the current fiscal year ending December 30, 1995. That firm has acted as independent auditors for the Company and its former parent company, Ceridian Corporation, for more than 30 years, and the Board considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG Peat Marwick LLP for shareholders' approval at the 1995 Annual Meeting. If the stockholders do not give approval, the Board will reconsider its selection.

    Representatives of KPMG Peat Marwick LLP will be present at the 1995 Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the fiscal year 1994 annual and long-term compensation for the Company's Chief Executive Officer, the next four highest paid executive officers, as well as the total compensation paid to each such individual during fiscal year 1993 and the period from August 1, 1992 to January 1, 1993:

                                                                                 LONG TERM COMPENSATION
                                                                          ------------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                          ----------------------  ------------
                                             ANNUAL COMPENSATION                      NUMBER OF
                                      ----------------------------------              SECURITIES
                                                               OTHER      RESTRICTED  UNDERLYING
                                                               ANNUAL       STOCK      OPTIONS/       LTIP       ALL OTHER
        NAME AND                      SALARY (1)   BONUS    COMPENSATION   AWARD(S)      SARS       PAYOUTS     COMPENSATION
   PRINCIPAL POSITION       PERIOD       ($)        ($)         ($)          ($)         (#)          ($)         ($) (2)
-------------------------  ---------  ----------  --------  ------------  ----------  ----------  ------------  ------------
JAMES E. OUSLEY             FY 1994   $ 380,944   $ 77,000                                    0                         0
  President and Chief       FY 1993     331,538     70,000                                    0                         0
  Executive Officer         8-1-92      133,335    153,600                              300,000                 $     568
                           to 1-1-93
DIETER PORZEL (5)           FY 1994     239,432     29,929                               25,000                         0
  Vice President,           FY 1993     218,246     17,308                               25,000                         0
  Europe/Middle East        8-1-92       90,790     60,801                               50,000                         0
  and Africa               to 1-1-93
JOSEPH F. KILLORAN          FY 1994     173,269     21,875                               25,000                         0
  Vice President and        FY 1993     144,615     20,000                                    0                         0
  Controller                8-1-92       56,250     62,050                               75,000                       202
                           to 1-1-93
MICHAEL CAGLARCAN           FY 1994     132,724     23,491                              100,000                   153,750   (3)
  Vice President,           6-3-93      118,269     32,884                                                      $  50,000   (4)
  Americas Region          to 1-2-94
RUTH A. RICH                FY 1994     120,000     15,000                               10,000                         0
  Vice President,           FY 1993     120,000     15,000                                    0                         0
  Human Resources and       8-1-92    $  50,000   $ 55,560                               75,000                 $     389
  Administration           to 1-1-93

------------------------------
(1) The amounts reflected in "Salary" include the named executive's salary deferral contributions to the Company's Personal Investment Plan, which is a savings plan qualified under Section 401(a) and 401(k) of the Internal Revenue Code, for the period indicated. The Personal Investment Plan was amended, effective for fiscal year 1993, to provide for discretionary profit sharing contributions; however, no profit sharing contributions were made in 1993 or 1994.

(2) Except as otherwise indicated, "All Other Compensation" reflects the matching contributions made by the Company on behalf of the named executive under the Company's Personal Investment Plan for the period August 1, 1992 through January 1, 1993. Effective for the fiscal year 1993, the Personal
     Investment Plan was amended to eliminate matching contributions.
(3) The amount reflects a termination payment made to Mr. Caglarcan upon his termination of employment effective August 31, 1994.
(4)  The amount reflects a relocation allowance paid to Mr. Caglarcan.
(5) All 1994 amounts for Mr. Porzel were paid in Deutsche Marks and converted to U.S. dollar equivalents at the exchange rate prevailing on December 30, 1994 (0.6453).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

    The following table presents information concerning the options/SARs granted during 1994 to the named executives:

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                                                                           STOCK PRICE
                                                                                         APPRECIATION FOR
                               INDIVIDUAL GRANTS (1)                                     OPTION TERM (2)
-----------------------------------------------------------------------------------  ------------------------
                         NUMBER OF        % OF TOTAL
                        SECURITIES       OPTIONS/SARS
                        UNDERLYING        GRANTED TO       EXERCISE OR
                       OPTIONS/SARS      EMPLOYEES IN      BASE PRICE   EXPIRATION       5%           10%
        NAME            GRANTED (#)       FISCAL YEAR       ($/SHARE)      DATE          ($)          ($)
---------------------  -------------  -------------------  -----------  -----------  -----------  -----------
JAMES E. OUSLEY                  0
DIETER PORZEL               25,000                          $   7.625      8/26/04   $   120,000  $   303,100
JOSEPH F. KILLORAN          10,000                              9.750       2/2/04        61,400      155,000
                            15,000                              7.625      8/26/04        72,060      181,860
MICHAEL CAGLARCAN                0
RUTH A. RICH                10,000                          $   7.625      8/26/04   $    48,040  $   121,240

------------------------
(1) All are options to purchase Common Stock. No SARs were granted separately or in tandem with the options. The options become exercisable as to one-third of the shares subject to the option on each of the three succeeding anniversaries of the date of grant. Following a "change of control termination," all options granted will become immediately exercisable. A "change of control termination" means (i) the optionee's termination of employment by the Company for reasons other than a willful failure to perform his or her employment duties or conduct constituting a felony involving moral turpitude; or (ii) the termination of employment with the Company by the optionee for "good reason" which is generally defined as an adverse change in the optionee's responsibilities, authority, compensation or working conditions, or a material breach of the optionee's employment agreement by the Company. Such termination of employment must occur within two years of a "change of control," which is defined as (i) a merger or consolidation involving the Company if less than 50% of the Company's voting stock after the business combination is held by persons who were stockholders before the business combination; (ii) a sale of the assets of the Company substantially as an entity; (iii) ownership by a person or group of at least 20% of the Company's voting securities; (iv) approval by the stockholders of a plan for the liquidation of the Company; and (v) certain changes in the composition of the Company's Board of Directors.

(2) The potential realizable value of each option grant has been estimated assuming the stated per share market price of the Company's Common Stock appreciates in value at annualized rates of 5% and 10% from the grant date to the date that the option expires, net of the exercise price that the optionee must pay for the shares underlying such option. However, actual gains, if any, from the exercise of these options and from holding shares of the Company's Common Stock depend on the future performance of the Common Stock and overall stock market conditions. Whether the gains reflected in this Table will actually be achieved cannot be assured.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

    The following table summarizes the options and SARs exercised during 1994 and presents the value of unexercised options and SARs held by the named executives at December 31, 1994:

                                                            SECURITIES
                                                            UNDERLYING            VALUE OF
                                                            UNEXERCISED          UNEXERCISED
                                                             OPTIONS/           IN-THE-MONEY
                                                          SARS AT FISCAL       OPTIONS/SARS AT
                                                         YEAR-END (1) (#)      FY-END (2) ($)
                        SHARES ACQUIRED      VALUE
                          ON EXERCISE      REALIZED       EXERCISABLE (E)      EXERCISABLE (E)
         NAME                 (#)             ($)        UNEXERCISABLE (U)    UNEXERCISABLE (U)
----------------------  ---------------  -------------  -------------------  -------------------
JAMES E. OUSLEY                                               233,178(E)            $69,258(E)
                                                              118,499(U)            $39,680(U)
DIETER PORZEL                                                  44,132(E)             $5,290(E)
                                                               60,802(U)             $5,294(U)
JOSEPH F. KILLORAN                                             53,700(E)             $7,937(E)
                                                               53,700(U)             $7,937(U)
MICHAEL CAGLARCAN
RUTH A. RICH                                                   60,830(E)            $30,240(E)
                                                               38,700(U)             $7,937(U)

------------------------
(1) All are options to purchase Common Stock. No SARs were exercised or are outstanding, whether free standing or in tandem with the options. Because Mr. Caglarcan's employment was terminated on August 31, 1994, he no longer participates in any option program of the Company.

(2) Based on the difference between $6.875 (the closing price of the Company's Common Stock on December 30, 1994 as reported by NASDAQ) and the option's exercise price.

PENSION PLAN AND BENEFIT EQUALIZATION PLAN

    The Company maintains a defined benefit pension plan (the "Retirement Plan") for its domestic employees (including executive officers and employees of U.S. subsidiaries), which is funded by employee salary reductions and after-tax contributions and Company contributions. However, effective December 20, 1992, benefits under the Retirement Plan were frozen, meaning that no employees may become participants in the plan after that date, that pension benefits for all employees currently participating in the Retirement Plan will be computed only on the basis of compensation paid and years of service completed to that date, and that no future contributions will be made to the Retirement plan except to the extent required by the funding standards of ERISA and the Internal Revenue Code. All current Retirement Plan participants also acquired a fully vested interest in their pension benefits.

    Generally, the amount of the annual pension benefit under the Retirement Plan equals an annual base pension of 1.2% of the participant's average annual compensation during the participant's highest consecutive five-year earnings period ending on or before December 20, 1992, multiplied by the participant's credited years of service as of such date. In addition, the participant is entitled to an annual excess pension benefit of 0.4% of such average annual compensation in excess of the participant's "break point" multiplied by the participant's years of credited service as of December 20, 1992, or 30 years, whichever is less. A participant's "annual compensation" generally consists of salary and any annual bonus paid under the Executive Incentive Plan. The participant's "break point" amount essentially represents an average of the social security wage bases to which a participant has been subject over his or her career, and has been frozen at the amount determined for the participant as of December 20, 1992.

    The Company also maintains a Benefit Equalization Plan, under which benefits were also frozen on December 20, 1992. In 1992, the Internal Revenue Code limited the annual benefits payable from the Retirement Plan at $112,221 and provided that compensation in excess of $228,860 per year could not be used in calculating benefits under the Company's Retirement Plan described above. The Benefit Equalization Plan provides employees (including the named executive officers) with supplemental pension benefits so that they will receive, in the aggregate, the benefits that they would have been entitled to receive under the frozen Retirement Plan had these limits not been imposed. The Benefit Equalization Plan is an unfunded plan, and any amounts payable remain subject to the claims of the Company's creditors. Any benefits payable to a participant under the Benefit Equalization Plan commence at the same time as the pension benefits payable under the Retirement Plan.

    The estimated annual benefits payable under the Retirement Plan and benefit equalization plan upon retirement at age 65 (expressed in the form of a single-life annuity) for each of the named executive officers are as follows:
Mr. Ousley, $75,009; and Ms. Rich, $45,728. The years of service this calculation represents at the time the plan was frozen in 1992 was 24.5 years and 25.9 years, respectively.

    Neither Mr. Killoran, Mr. Caglarcan nor Mr. Porzel participated in the Retirement Plan. Mr. Killoran had participated in a pension plan sponsored by Ceridian Corporation for employees of a company acquired by Ceridian and received a distribution from Ceridian under that plan. Mr. Caglarcan joined the Company after the Retirement Plan was frozen and thus closed to new entrants. The German subsidiary of the Company maintains a defined benefit plan for its employees, including Mr. Porzel. Generally, the amount of the benefit is 0.5% of eligible earnings up to the social security wage base for each year of credited service, plus 2.0% of eligible earnings above the social security wage base for each year of credited service. Based upon present earnings, the estimated annual benefit payable to Mr. Porzel under the German retirement plan at age 65 is $74,459. Future increases in Mr. Porzel's compensation, if any, will not affect these amounts.

EMPLOYMENT AGREEMENTS

    The Company has severance agreements, expiring January 4 , 1998, with Messrs. Ousley and Killoran under which the executive will receive certain severance payments and benefits in the event of a "change of control termination." Such term has the same definition as is used for acceleration of the Company's outstanding stock options, except the severance agreements require that the executive's termination of employment must be within one year of the change of control event in order to entitle him to the severance pay and benefits provided by his severance agreement. See Note (1) to the table presented under "Options/SAR Grants in Last Fiscal Year." If a change of control termination occurs under his severance agreement, Mr. Ousley is entitled to receive within five days of such termination a severance payment equal to approximately three times his average annual taxable compensation for the five tax years preceding the year in which the change of control event occured. Mr. Killoran's severance payment is approximately one and one-half times his average annual taxable compensation over the five-year period. In the event of a change of control termination, the Company is also required to continue for thirty-six months the executive's life, health, dental and disability benefits at a level comparable to the benefits he was receiving before the change of control termination. The severance agreements also provide that all change of control compensation pertaining to the executive must be less than the amount which would be considered a "parachute payment" under Section 280G of the Internal Revenue Code. To the extent that the severance payment to which the executive is entitled under his severance agreement, together with any other change of control compensation for him, would exceed this amount, the executive must designate which payments or change of control compensation should be reduced or eliminated so as to avoid receipt of a parachute payment.

    The German subsidiary of the Company, Control Data GmbH, has an employment agreement with Mr. Porzel which is terminable by Control Data GmbH upon 36 months' notice or upon Mr. Porzel reacing age 65, and by Mr. Porzel upon 6 months' notice. Under this agreement, Mr. Porzel is required to devote full time to serve as the "Vorsitzender der Geschaeftsfuehrung" (chief executive officer) of Control Data GmbH. As such, he is prohibited from disclosing confidential information about the Company during and after the term of employment and he is required to disclose and assign to Control Data GmbH, in accordance with applicable German law, any intellectual property created during his employment. The agreement also provides for remuneration at levels determined in accordance with the compensation policies of the Company, and prescribes certain acts which require the prior approval of the Company. Upon any termination of his employment, Mr. Porzel will be entitled to receive remuneration at then-curent levels for the balance of his notice period.

COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. The two members of the Compensation Committee are non-employee directors. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Equity Incentive Plan which must be made solely by the Committee in order for the grants under such Plan to satisfy Rule 16b-3 of the Securities and Exchange Commission ("SEC").

    COMPENSATION PHILOSOPHY AND RELATIONSHIP OF PERFORMANCE. This report reflects the Compensation Committee's executive officer compensation philosophy as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, the Compensation Committee reviews and approves such actions after discussion and input from the Board of Directors. This report reflects the compensation philosophy for fiscal year 1994.

    The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the key executives with those of stockholders.

    The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits, and long-term incentive opportunity in the form of stock options. The annual compensation components consist generally of lower base salaries than those of comparable companies combined with higher incentive plans based on the Company's financial performance and strategic initiatives. Long-term incentive is based on stock performance through stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the stockholders.

    Compensation reflected in the previous tables paid to the Company's executive officers is from August 1, 1992 to December 31, 1994, consisting of the following elements: base salary, performance incentive paid for such period, and stock options granted under the Company's 1992 Equity Incentive Plan.

    Recent tax law changes, effective for fiscal year 1994 and future years, may disallow deductions for compensation paid by the Comany to each of the Company's named executive officers if the officer's compensation exceeds $1,000,000. Special rules apply for "performance-based" compensation, including compensation resulting from stock options. The 1992 Equity Incentive Plan includes a per-employee limit on the options that can be granted to salaried employees, including the named executive officers, during any calendar year. For other performance-based compensation plans, including the Executive Incentive Plan described below, the Company intends to take whatever steps are necessary to comply with the deduction limits imposed by the new tax provisions.

    ANNUAL INCENTIVE ARRANGEMENTS. The Company has adopted an Executive Incentive Plan which provides annual incentive compensation to key employees, including named executive officers, who by the nature of their positions, are deemed sufficiently accountable to impact directly the financial results of the Company. The Plan is approved by the Compensation Committee, whose members are not eligible to participate in the Plan.

    The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus amount for each executive officer expressed as a percentage of the executive's base salary. Performance goals for purposes of determining annual incentive compensation are established which include net earnings and other strategic and financial measurements. Generally, the target level of net earnings is assigned a significantly greater weight than the aggregate weight assigned to all remaining factors. Senior management, including the named executives, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The target incentive compensation levels established by the Compensation Committee for 1994 expressed as a percentage of salary for Messrs. Caglarcan, Porzel, Killoran and Ms. Rich were 55%, 50%, 50% and 50% respectively.

    The performance goals established at the beginning of 1994 were based on several strategic and financial measurements including a target level of net earnings, asset management, and restructure management. The target level of net earnings was assigned a significantly greater weight than the aggregate weight assigned to the remaining factors. Mr. Porzel was assigned geographically specific financial measurements as well. Based on the evaluation of the above criteria, the Compensation Committee awarded incentive payments for fiscal 1994 at 25% of the target incentive compensation level for each named executive.

    1992 EQUITY INCENTIVE PLAN. The Compensation Committee of the Board of Directors determines stock option grants to eligible employees including the named executives, whose performance can have a significant effect on the success of the Company. The Committee believes that options granted to management reinforce the Committee's philosophy that management compensation should be closely linked with shareholder value. Stock options have been granted to approximately 30% of the Company's management worldwide.

    OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. However, under the Company's Personal Investment Plan, which is a defined contribution plan qualified under I.R.C. Sections 401(a) and 401(k), participants, including the named executives, can contribute a percentage of their annual compensation. Beginning in 1993, the Company did not make a matching contribution for participants, but the Company established a profit sharing contribution contingent upon the Company reaching a target level of net earnings. The Company did not make a profit sharing contribution for the 1994 fiscal year. The Company permits participants to invest their salary deferral contributions and any Company matching or profit sharing contributions in a Company Common Stock Fund to align the employees' and the stockholders' interests in the enhancement of stockholder value. To further align these interests, the Company also grants employee stock options under the 1992 Equity Incentive Plan and has adopted an Employee Stock Purchase Plan approved by the stockholders in 1993. Other than these investments and the Company's profit sharing contribution, benefits under the Company's broad-based benefit plans are not tied to Company performance.

    MR. OUSLEY'S 1994 COMPENSATION. Compensation for the CEO aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the CEO are reviewed by the Committee with the Board of Directors.

    At the beginning of each fiscal year, the Committee sets a target bonus amount for the CEO. The target incentive compensation level established for Mr. Ousley for 1994, expressed as a percentage of salary, was 80%, at the same level as 1993.

    For 1994, the CEO's performance goals were established based on strategic and financial measurements, including a target level of net earnings, asset management and restructure management. The target level of net earnings was assigned a significantly greater weight than the aggregate weight assigned to the remaining factors. In evaluating Mr. Ousley's performance for the purpose of determining his incentive compensation for such period, the Committee considered the Company's performance against its financial and restructuring objectives, implementation of the Company's continuing strategy shift, business growth, and his demonstrated leadership. Based on the evaluation, the Compensation Committee awarded an incentive payment of 25% of Mr. Ousley's target incentive compensation level.

    During 1994, the Committee reviewed Mr. Ousley's salary, considering the compensation comparative data for CEO positions, the Committee's philosophy on positioning Mr. Ousley's compensation as compared to market data and his overall effectiveness in leading the Company in this transition period. As a result of this review, the Committee decided to increase Mr. Ousley's annual base salary by $35,000.

    The Compensation Committee is satisfied that the cash compensation and long-term incentive plans in the form of stock option awards provided to the CEO and to the executive officers of the Company are structured and operated to create a high degree of linkage to building profitability and shareholder value.

       W. Douglas Hajjar                                   W. Donald Bell

PERFORMANCE GRAPH

    The following performance graph compares the cumulative stockholder return on the Company's Common Stock with the S&P 500 Composite Stock Index and the Nasdaq Computer and Data Processing Stock Index. The comparison assumes $100 was invested as of August 1, 1992 (the date of the spin-off of the Company from Ceridian Corporation) in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The Nasdaq Computer and Data Processing Stock Index was chosen for comparison purposes because it encompasses over 200 companies with many of the companies of a comparable size and because the Company's stock trades on the Nasdaq National Market.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        COMPANY, S&P 500 AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                8/3/92    12/31/92    3/31/93    6/30/93    9/30/93   12/31/93    3/31/94    6/30/94    9/30/94   12/31/94
Control Data      100.00     110.61     163.64     150.00     150.00     122.73     103.03     110.61      81.06      83.33
S&P 500           100.00     104.01     108.43     108.92     111.58     113.98     109.63     110.07     115.51     115.47
NASDAQ            100.00     117.64     123.28     123.35     123.91     124.56     126.32     123.62     137.92     151.71

                                    GENERAL

    COSTS AND PROXY SOLICITATION. The costs of soliciting proxies will be borne by Control Data including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Control Data, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

    Control Data has retained Georgeson & Co., a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee up to $6,000 and reimbursement of certain out-of-pocket expenses.

    STOCKHOLDER PROPOSALS FOR 1996 MEETING. Any stockholder proposals for the Company's 1996 Annual Meeting of Stockholders (anticipated date May 15, 1996) must be received by the Company by January 1, 1996 in order to be included in the Company's Proxy Statement. The proposals also must comply with all applicable statutes and regulations.

    REPORTS TO STOCKHOLDERS. Control Data's 1994 Annual Stockholders' Report, including financial statements, is being sent to stockholders of record on March 14, 1995, together with this Proxy Statement. CONTROL DATA WILL FURNISH TO STOCKHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, CONTROL DATA SYSTEMS, INC., 4201 LEXINGTON AVENUE NORTH, ARDEN HILLS, MINNESOTA 55126.

    OTHER BUSINESS. The Board of Directors know of no other matters to be presented at the 1995 Annual Meeting. If any other business properly comes before the 1995 Annual Meeting or any adjournment thereof, the appointees named in the Proxies will vote on the Proxies on that business in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                                      [SIGNATURE]

                                          Ralph W. Beha
                                          GENERAL COUNSEL AND SECRETARY

                              (CONTROL DATA LOGO)

                          4201 LEXINGTON AVENUE NORTH
                          ARDEN HILLS, MINNESOTA 55126